Exhibit 99.2

This Statement on Form 4 is filed by PLLL Acquisition Co., PLLL Holdings, LLC, Apollo Management VII, L.P., AIF VII Management, LLC, Apollo Management, L.P., Apollo Management GP, LLC, Apollo Management Holdings, L.P., and Apollo Management Holdings GP, LLC.  The principal business address of each of the Reporting Persons is c/o Apollo Management VII, L.P., 9 West 57th Street, New York, NY 10019.

Name of Designated Filer:  PLLL Acquisition Co.

Date of Event Requiring Statement:  October 28, 2009

Issuer Name and Ticker or Trading Symbol:  Parallel Petroleum Corporation (PLLL)

PLLL ACQUISITION CO.

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

PLLL HOLDINGS, LLC

By:	Apollo Management VII, L.P. Its manager

	By:	AIF VII Management, LLC Its General Partner

		By:	/s/ Laurie D. Medley
		Name:	Laurie D. Medley
		Title:	Vice President

APOLLO MANAGEMENT VII, L.P.

By:	AIF VII Management, LLC Its General Partner

	By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

AIF VII MANAGEMENT, LLC

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

APOLLO MANAGEMENT, L.P.

By:	APOLLO MANAGEMENT GP, LLC Its General Partner

	By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

APOLLO MANAGEMENT GP, LLC

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

APOLLO MANAGEMENT HOLDINGS, L.P.

By:	APOLLO MANAGEMENT HOLDINGS, GP, LLC Its General Partner

	By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

APOLLO MANAGEMENT HOLDINGS GP, LLC

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President